Exhibit 23



The Board of Directors
Marketing Services Group, Inc.:



      We  consent  to  the   incorporation  by  reference  in  the  registration
statements (No. 333-30969 on Form S-3 and No. 333-30839 on Form S-8) of Marketing Services Group, Inc. and Subsidiaries, of our report dated September
25, 1997, relating to the consolidated balance sheets of Marketing Services Group, Inc. as of June 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended June 30, 1997.


                                          /s/ Coopers & Lybrand L.L.P.


Los Angeles, CA
September 25, 1997